Exhibit 10.2

May 12, 2026

Jennifer Y. Hyman

Benjamin Stauffer

JYH 2021 Children’s Trust dtd 10/12/21 Justin Finnegan TTEE

BS 2021 Family Trust dtd 10/12/21 Justin Finnegan TTEE

JYH 2012 Article 2nd Trust dtd 1/23/20 Linda Hyman & Justine Finnegan TTEES

Linda S Hyman & Dov I Hyman JTWROS

Dear Ladies and Gentlemen:

Reference is made to certain Separation, Consulting and Release Agreement, dated May 12, 2026, by and between Jennifer Y. Hyman and Rent the Runway, Inc., a Delaware corporation (the “Company”, and such agreement, the “Separation Agreement”).  This letter agreement (this “Agreement”) confirms the mutual understanding and agreement between Ms. Hyman and Founder (each, a “ Party,” and collectively, the “Parties”), and the Company with respect to the termination of its rights pursuant to that certain Investor Rights Agreement, dated as of August 20, 2025 (the “Investor Rights Agreement”), between the Company and the parties listed as Investors on Exhibit A thereto.  Capitalized terms used but not defined herein shall have the meanings given to them in the Investor Rights Agreement.

In consideration of the promises and mutual covenants herein and for other good and valuable consideration, including the consideration set forth in the Separation Agreement, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.       In connection with the matters contemplated by the Separation Agreement, effective as of the Separation Date (as defined in the Separation Agreement), each Party hereby irrevocably acknowledges and confirms that any and all rights or entitlements such Party may have under the Investor Rights Agreement, including, without limitation, (i) the right of JYH to be designated for appointment to the Board and for reasonable consideration of her views in connection with certain Board appointments, (ii) the right of Founder to designate for appointment to the Board one Founder Director and one Founder Observer, and (iii) any rights to attend or receive notice of meetings of the Board or any committee thereof or to receive information or materials thereunder, are hereby terminated pursuant to Section 13.13 of the IRA without any further action by or on behalf of any Party, the Company or any other Person.  Each Party hereby agrees not to assert or seek to enforce any such rights from and after the Separation Date. This Agreement sets forth the entire agreement and understanding of the parties hereto and replaces any express or implied prior agreement with respect to the matters covered hereby, except that this Agreement does not supersede the Separation Agreement.  This Agreement may be amended only by a written document signed by the parties hereto.

2.       This Agreement and all claims and causes of action hereunder shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Section 13.07(b) of the IRA is hereby incorporated herein by reference.

3.       In the event that any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement will not in any way be affected or impaired thereby.

4.       This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company and their respective successors, heirs and permitted assigns.

5.       The other parties to the Investor Rights Agreement are intended third-party beneficiaries of this Agreement.

[Signature Page Follows]

Please indicate your acceptance of the above terms by signing and dating this Agreement and returning it to Cara Schembri in connection with your execution of the Separation Agreement.

Very truly yours,

RENT THE RUNWAY, INC.

By:	/s/ Cara Schembri
	Name:	Cara Schembri
	Title:	Chief Legal and Administrative Officer

ACCEPTED AND AGREED (as of the date first written above):

PARTIES

/s/ JENNIFER Y. HYMAN
JENNIFER Y. HYMAN

/s/ BENJAMIN STAUFFER
BENJAMIN STAUFFER

/s/ JUSTIN FINNEGAN
JYH 2021 CHILDREN’S TRUST DTD 10/12/21 JUSTIN FINNEGAN TTEE

/s/ JUSTIN FINNEGAN
BS 2021 FAMILY TRUST DTD 10/12/21 JUSTIN FINNEGAN TTEE

/s/ LINDA HYMAN
JYH 2012 ARTICLE 2ND TRUST DTD 1/23/20 LINDA HYMAN & JUSTINE FINNEGAN TTEES

/s/ LINDA HYMAN
LINDA S HYMAN & DOV I HYMAN JTWROS

[Signature Page to the Letter Agreement]